Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Annual Revenues of $2.3 Billion, Growing 67% Over 2020
Full Year Operating Margins Increased to 30%
2022 Guidance Reaffirmed
____________________

BROOMFIELD, COLORADO — February 16, 2022 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for women, men, and children, today announced its fourth quarter and full year 2021 financial results.

“A strong 2021 holiday season completed a very successful year for our brand. We achieved incredible results with record revenues of $2.3 billion, 67% revenue growth and industry-leading 30% operating margin,” said Andrew Rees, Chief Executive Officer. "Our fourth straight year of revenue growth was fueled by continued strong consumer demand for the Crocs brand globally. We are excited about our sustainable growth trajectory for both the Crocs and HEYDUDE brands and are confident in our plan to grow to $6 billion in revenues by 2026.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

Fourth Quarter 2021 Operating Results
•Revenues were $586.6 million, an increase of 42.6% from the same period last year, or 43.5% on a constant currency basis. Direct-to-consumer (“DTC”), which includes retail and e-commerce, revenues grew 44.5% and wholesale revenues grew 40.3%.
•Gross margin of 63.4% and adjusted gross margin of 63.7% both increased 770 basis points compared to the same period last year.
•Selling, general and administrative expenses (“SG&A”) of $212.0 million increased from $164.5 million in the same period last year and as a percent of revenues improved by 390 basis points to 36.1%. Adjusted SG&A was relatively flat compared to prior year at 35.1% of revenues.
•Income from operations increased 147.5% to $160.0 million and operating margin rose to 27.3% from 15.7% for the same period last year. Adjusted income from operations rose 93.1% to $168.1 million and adjusted operating margin was 28.6% compared to 21.1% for the same period last year.
•Diluted earnings per share were $2.57 compared to $2.69 for the same period last year due to a lower tax benefit. Adjusted diluted earnings per share doubled to $2.15 compared to $1.06 for the same period last year.

2021 Operating Results
•Record revenues of $2,313.4 million increased 66.9%, or 65.2% on a constant currency basis, over 2020.
•Gross margin of 61.4% increased 730 basis points compared to 54.1% last year. Adjusted gross margin of 61.6% rose 700 basis points from last year.

•SG&A expenses of $737.2 million increased from $535.8 million last year and as a percent of revenues improved by 680 basis points to 31.9%. Adjusted SG&A improved to 31.6% of revenues versus 35.6% for the same period last year.
•Income from operations increased 219.0% to $683.1 million from $214.1 million last year. Operating margin rose 1,410 basis points to 29.5%. Adjusted income from operations increased 164.8% to $695.3 million and adjusted operating margin was 30.1% compared to 18.9% last year.
•Diluted earnings per share increased 149.8% to $11.39 per share. Adjusted diluted earnings per share more than doubled to $8.32.

2021 Geographic Summary
•Americas: Revenues of $1,607.0 million increased 85.9% on a constant currency basis.
•Asia Pacific: Revenues of $350.2 million increased 21.5% on a constant currency basis.
•Europe, Middle East, and Africa (“EMEA”): Revenues of $356.2 million increased 41.7% on a constant currency basis.

2021 Channel Summary
•DTC: Revenues of $1,139.3 million increased 64.4% compared to $693.0 million last year.
•Wholesale: Revenues of $1,174.1 million increased 69.4% compared to $692.9 million last year.
•Digital sales, which includes sales through our company-owned websites, third party marketplaces, and e-tailers, grew 47.6% in 2021 with double-digit growth in all regions to represent 36.7% of revenues.

Balance Sheet and Cash Flow
•Cash and cash equivalents were $213.2 million as of December 31, 2021, up from $135.8 million as of December 31, 2020.
•Inventories increased to $213.5 million as of December 31, 2021 compared to $175.1 million as of December 31, 2020.
•Cash provided by operating activities rose 112.5% to $567.2 million during 2021 compared to $266.9 million during 2020.
•Capital expenditures were $55.9 million during 2021 compared to $42.0 million during 2020.
•Borrowings at December 31, 2021 were $771.4 million. Our liquidity position remains strong with $414.7 million in available borrowing capacity.

Share Repurchase Activity
During 2021, we spent $1.0 billion to repurchase 8.2 million shares of our common stock, including the impact of the Accelerated Share Repurchase share delivery in January 2021. At year end, $1.1 billion of share repurchase authorization remained available for future repurchases. In the immediate term, we plan to prioritize repayments of debt, including debt incurred to finance a portion of the HEYDUDE acquisition, and thus have suspended our share repurchase program until such time that our gross leverage is under 2.0x. We do not expect this to occur in 2022.

HEYDUDE Acquisition
The transaction is expected to close in February 2022, subject to customary closing conditions. As previously announced, the acquisition will be funded by $2.05 billion in cash and 2,852,280 shares issued to one of the sellers based on the average of the daily volume-weighted average price of our stock for the 20 days immediately prior to the signing date of December 22, 2021. To fund the cash consideration, we have secured commitments for and expect to enter into a $2.0 billion Term Loan B Facility. We also expect to borrow $50.0 million under our existing Senior Revolving Credit Facility as well as exercise the accordion provision on the Revolving Credit Agreement to increase the borrowing capacity thereunder by $100.0 million.

Financial Outlook
First Quarter 2022
With respect to the first quarter of 2022, we expect:
•Revenues to be approximately $605 to $630 million, implying approximately 31% to 37% growth compared to first quarter 2021 revenues of $460.1 million. This assumes the HEYDUDE acquisition closes in February 2022.
•Excluding HEYDUDE, we expect Crocs brand revenues of $520 to $535 million, which implies organic growth of approximately 13% to 16%.
•Adjusted operating margin of approximately 22% including a roughly $30 million impact from air freight.
•Non-GAAP adjustments of $30 million in SG&A costs, primarily associated with the HEYDUDE acquisition, and an additional $40 million of non-cash costs in cost of sales, primarily related to the write up of HEYDUDE inventory costs to fair market value at the close of the acquisition.

Full Year 2022
With respect to 2022, we expect:
•Revenue growth for the Crocs brand, excluding HEYDUDE, to exceed 20% compared to 2021.
•Revenues for HEYDUDE to be approximately $700 to $750 million, including the period of time prior to the closing of the acquisition, and $620 to $670 million on a reported basis.
•Gross margin to include an incremental $75 million of air freight in the first half of 2022.
•Adjusted operating margin to be approximately 26%.
•Non-GAAP adjustments of $60 million in SG&A costs, primarily associated with the HEYDUDE acquisition, and an additional $75 million of non-cash costs in cost of sales, primarily related to the write up of HEYDUDE inventory costs to fair market value at the close of acquisition.
•Combined GAAP tax rate of approximately 25% and Non-GAAP effective tax rate of approximately 22%.
•Adjusted diluted earnings per share of $9.70 to $10.25.
•Capital expenditures of approximately $170 to $200 million, primarily for supply chain investments to support growth.

Conference Call Information:
A conference call to discuss fourth quarter and full year 2021 results is scheduled for today, February 16, 2022, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through February 16, 2023 at this site.

About Crocs, Inc.:
Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2022, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statements:
This press release includes estimates, projections, and statements relating to our plans, commitments, objectives, and expectations that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.

These statements include, but are not limited to, statements regarding the anticipated consummation of the acquisition of HEYDUDE and the timing and benefits thereof, Crocs' strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding full year and first quarter 2022 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to create and deliver shareholder value. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: risks related to Crocs' ability to complete the HEYDUDE transaction on the proposed terms and schedule or at all; risks associated with acquisitions, such as the risk that the business will not be integrated successfully, that such integration may be more difficult, time-consuming, or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for HEYDUDE and its products, including uncertainty of the expected financial performance of HEYDUDE and its products; the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks and other factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of February 16, 2022. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$586,626	$411,506	$2,313,416	$1,385,951
Cost of sales	214,602	182,422	893,196	636,003
Gross profit	372,024	229,084	1,420,220	749,948
Selling, general and administrative expenses	212,036	164,453	737,156	535,824
Income from operations	159,988	64,631	683,064	214,124
Foreign currency income (loss), net	(56)	306	(140)	(1,128)
Interest income	62	26	775	215
Interest expense	(8,817)	(1,149)	(21,647)	(6,742)
Other income (loss), net	1,782	(391)	1,797	510
Income before income taxes	152,959	63,423	663,849	206,979
Income benefit	(1,894)	(119,907)	(61,845)	(105,882)
Net income	$154,853	$183,330	$725,694	$312,861
Net income per common share:
Basic	$2.63	$2.75	$11.62	$4.64
Diluted	$2.57	$2.69	$11.39	$4.56
Weighted average common shares outstanding:
Basic	58,847	66,729	62,464	67,386
Diluted	60,138	68,054	63,718	68,544

Gross margin	63.4%	55.7%	61.4%	54.1%
Operating margin	27.3%	15.7%	29.5%	15.4%
Selling, general and administrative expenses as a percentage of revenues	36.1%	40.0%	31.9%	38.7%

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Numerator:
Net income	$154,853	$183,330	$725,694	$312,861
Denominator:
Weighted average common shares outstanding - basic	58,847	66,729	62,464	67,386
Plus: Dilutive effect of stock options and unvested restricted stock units	1,291	1,325	1,254	1,158
Weighted average common shares outstanding - diluted	60,138	68,054	63,718	68,544

Net income per common share:
Basic	$2.63	$2.75	$11.62	$4.64
Diluted	$2.57	$2.69	$11.39	$4.56

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$213,197	$135,802
Restricted cash — current	65	1,542
Accounts receivable, net of allowances of $20,715 and $21,093, respectively	182,629	149,847
Inventories	213,520	175,121
Income taxes receivable	22,301	1,857
Other receivables	12,252	10,816
Prepaid expenses and other assets	22,605	17,856
Total current assets	666,569	492,841
Property and equipment, net	108,398	57,467
Intangible assets, net	28,802	37,636
Goodwill	1,600	1,719
Deferred tax assets, net	567,201	350,784
Restricted cash	3,663	1,929
Right-of-use assets	160,768	167,421
Other assets	8,067	8,926
Total assets	$1,545,068	$1,118,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$162,145	$112,778
Accrued expenses and other liabilities	166,887	126,704
Income taxes payable	16,279	5,038
Current operating lease liabilities	42,932	47,064
Total current liabilities	388,243	291,584
Long-term income taxes payable	219,744	205,974
Long-term borrowings	771,390	180,000
Long-term operating lease liabilities	149,237	146,401
Other liabilities	2,372	4,131
Total liabilities	1,530,986	828,090
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 105.9 million and 105.0 million issued, 58.3 million and 65.9 million shares outstanding, respectively	106	105
Treasury stock, at cost, 47.6 million and 39.1 million shares, respectively	(1,684,262)	(688,849)
Additional paid-in capital	496,036	482,385
Retained earnings	1,279,040	553,346
Accumulated other comprehensive loss	(76,838)	(56,354)
Total stockholders’ equity	14,082	290,633
Total liabilities and stockholders’ equity	$1,545,068	$1,118,723

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$725,694	$312,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,976	27,619
Operating lease cost	58,283	61,583
Inventory donations	1,264	8,994
Provision (recovery) for doubtful accounts, net	(2,629)	5,779
Share-based compensation	38,122	16,361
Asset impairments	—	21,071
Deferred taxes	(241,283)	(325,061)
Other non-cash items	264	5,307
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(35,063)	(47,045)
Inventories	(43,063)	(13,462)
Prepaid expenses and other assets	(6,212)	5,007
Accounts payable	34,868	23,229
Accrued expenses and other liabilities	38,448	22,358
Right-of-use assets and operating lease liabilities	(52,752)	(61,178)
Income taxes	19,248	203,479
Cash provided by operating activities	567,165	266,902
Cash flows from investing activities:
Purchases of property, equipment, and software	(55,916)	(42,033)
Proceeds from disposal of property and equipment	6	463
Other	(15)	(192)
Cash used in investing activities	(55,925)	(41,762)
Cash flows from financing activities:
Proceeds from notes issuance	700,000	—
Proceeds from bank borrowings	390,000	210,000
Repayments of bank borrowings	(485,000)	(235,000)
Deferred debt issuance costs	(14,755)	(518)
Dividends — Series A convertible preferred stock	—	—
Repurchases of common stock	(1,000,000)	(170,832)
Repurchases of common stock for tax withholding	(20,119)	(3,060)
Other	236	1,372
Cash used in financing activities	(429,638)	(198,038)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,950)	126
Net change in cash, cash equivalents, and restricted cash	77,652	27,228
Cash, cash equivalents, and restricted cash — beginning of year	139,273	112,045
Cash, cash equivalents, and restricted cash — end of year	$216,925	$139,273

Cash paid for interest	$10,210	$6,658
Cash paid for income taxes	159,680	20,816
Accrued purchases of property, equipment, and software	15,831	4,222

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP income from operations and operating margin,” “Non-GAAP income tax expense (benefit) and effective tax rate,” “Non-GAAP net income,” “Non-GAAP weighted average common shares outstanding - basic and diluted,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP adjusted operating margin” and “Non-GAAP effective tax rate.” Non-GAAP results and guidance exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements for the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period. We believe the use of constant currency enhances the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

We use non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three months and year ended December 31, 2021, we believe it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or nonrecurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
GAAP revenues	$586,626	$411,506	$2,313,416	$1,385,951

GAAP cost of sales	$214,602	$182,422	$893,196	$636,003
New distribution centers (1)	(1,705)	(1,550)	(5,836)	(4,186)
COVID-19 inventory write-off (2)	—	—	—	(2,396)
Other	—	—	—	(119)
Total adjustments	(1,705)	(1,550)	(5,836)	(6,701)
Non-GAAP cost of sales	$212,897	$180,872	$887,360	$629,302

GAAP gross profit	$372,024	$229,084	$1,420,220	$749,948
GAAP gross margin	63.4%	55.7%	61.4%	54.1%

Non-GAAP gross profit	$373,729	$230,634	$1,426,056	$756,649
Non-GAAP gross margin	63.7%	56.0%	61.6%	54.6%
(1) Represents expenses, including expansion costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands and initial costs for our new third-party operated distribution center in Chiba, Japan.
(2) Represents an inventory write-off in our Asia Pacific segment associated with the impact of COVID-19.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
GAAP revenues	$586,626	$411,506	$2,313,416	$1,385,951

GAAP selling, general and administrative expenses	$212,036	$164,453	$737,156	$535,824
HEYDUDE acquisition costs	(6,362)	—	(6,362)	—
Asset impairments (1)	—	(21,071)	—	(21,071)
Donations of inventory	—	70	—	(9,900)
COVID-19 impact of bad debt expense (2)	—	315	—	(4,118)
COVID-19 severance costs	—	—	—	(2,403)
Duplicate headquarters rent (3)	—	(154)	—	(1,274)
Other COVID-19 costs (4)	—	(18)	—	(845)
Other (5)	—	8	—	(2,125)
Total adjustments	(6,362)	(20,850)	(6,362)	(41,736)
Non-GAAP selling, general and administrative expenses (6)	$205,674	$143,603	$730,794	$494,088

GAAP selling, general and administrative expenses as a percent of revenues	36.1%	40.0%	31.9%	38.7%
Non-GAAP selling, general and administrative expenses as a percent of revenues	35.1%	34.9%	31.6%	35.6%
(1) Represents impairments to our long-lived assets for a retail store in New York City and for our former corporate headquarters in Niwot, Colorado.
(2) Represents bad debt expense associated with the impact of COVID-19 on wholesale partners in our Asia Pacific and Americas segments.
(3) Represents ongoing duplicate rent costs associated with our move to our new headquarters in Broomfield, Colorado, while we conclude the lease for our former headquarters.
(4) Represents costs incurred in response to COVID-19, including hazard pay, cleaning costs, and legal costs.
(5) Represents non-recoverable duties, non-recurring costs related to the closure of company-owned retail stores in Australia, employee severance costs, and various other immaterial items.
(6) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
GAAP revenues	$586,626	$411,506	$2,313,416	$1,385,951

GAAP income from operations	$159,988	$64,631	$683,064	$214,124
Non-GAAP cost of sales adjustments (1)	1,705	1,550	5,836	6,701
Non-GAAP selling, general and administrative expenses adjustments (2)	6,362	20,850	6,362	41,736
Non-GAAP income from operations	$168,055	$87,031	$695,262	$262,561

GAAP operating margin	27.3%	15.7%	29.5%	15.4%
Non-GAAP operating margin	28.6%	21.1%	30.1%	18.9%
(1) See ‘Non-GAAP cost of sales and gross margin reconciliation’ above for more details.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
GAAP income from operations	$159,988	$64,631	$683,064	$214,124
GAAP income before income taxes	152,959	63,423	663,849	206,979

Non-GAAP income from operations (1)	$168,055	$87,031	$695,262	$262,561
GAAP non-operating income (expenses):
Foreign currency income (loss), net	(56)	306	(140)	(1,128)
Interest income	62	26	775	215
Interest expense	(8,817)	(1,149)	(21,647)	(6,742)
Other income (loss), net	1,782	(391)	1,797	510
Non-GAAP income before income taxes	$161,026	$85,823	$676,047	$255,416

GAAP income tax benefit	$(1,894)	$(119,907)	$(61,845)	$(105,882)
Tax effect of non-GAAP operating adjustments	439	6,014	1,477	12,123
Impact of intra-entity IP transfers (2)	33,076	127,718	206,579	127,718
Non-GAAP income tax expense	$31,621	$13,825	$146,211	$33,959

GAAP effective income tax rate	(1.2)%	(189.1)%	(9.3)%	(51.2)%
Non-GAAP effective income tax rate	19.6%	16.1%	21.6%	13.3%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers, including the release of the 2020 valuation allowance as a result of a tax law change.

Non-GAAP earnings per share reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands, except per share data)
Numerator:
GAAP net income	$154,853	$183,330	$725,694	$312,861
Non-GAAP cost of sales adjustments (1)	1,705	1,550	5,836	6,701
Non-GAAP selling, general and administrative expenses adjustments (2)	6,362	20,850	6,362	41,736
Non-GAAP other income adjustment (3)	—	—	—	(919)
Tax effect of non-GAAP adjustments (4)	(33,515)	(133,732)	(208,056)	(139,841)
Non-GAAP net income	$129,405	$71,998	$529,836	$220,538
Denominator:
GAAP weighted average common shares outstanding - basic	58,847	66,729	62,464	67,386
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	1,291	1,325	1,254	1,158
GAAP weighted average common shares outstanding - diluted	60,138	68,054	63,718	68,544

GAAP net income per common share:
Basic	$2.63	$2.75	$11.62	$4.64
Diluted	$2.57	$2.69	$11.39	$4.56

Non-GAAP net income per common share:
Basic	$2.20	$1.08	$8.48	$3.27
Diluted	$2.15	$1.06	$8.32	$3.22
(1) See ‘Non-GAAP cost of sales, gross profit, and gross margin reconciliation’ above for more information.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more information.
(3) Represents a prior year fair value adjustment associated with our donations of inventory.
(4) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

First Quarter 2022:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	10%
Non-GAAP adjustments, primarily associated with the HEYDUDE acquisition (1)	12%
Non-GAAP operating margin	22%

Full Year 2022:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	22%
Non-GAAP adjustments, primarily associated with the HEYDUDE acquisition (1)	4%
Non-GAAP operating margin	26%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	25%
Non-GAAP adjustments associated with amortization of intellectual property (2)	(3%)
Non-GAAP effective tax rate	22%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$7.70 to $8.25
Non-GAAP adjustments, primarily associated with the HEYDUDE acquisition and amortization of intellectual property	$2.00
Non-GAAP diluted earnings per share	$9.70 to $10.25
(1) In the first quarter of 2022, we expect to incur $30 million in SG&A costs, primarily associated with the HEYDUDE acquisition, and an additional $40 million of non-cash costs in cost of sales, primarily related to the write up of HEYDUDE inventory costs to fair market value at the close of the acquisition. For the full year 2022, we expect to incur $60 million in SG&A costs, primarily associated with the HEYDUDE acquisition, and an additional $75 million of non-cash costs in cost of sales, primarily related to the write up of HEYDUDE inventory costs to fair market value at the close of acquisition.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. This adjustment represents the amortization of the deferred tax asset related to these intellectual property rights in this period.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY CHANNEL

	Three Months Ended December 31,		Year Ended December 31,		% Change		Constant Currency % Change (1)
	2021	2020	2021	2020	Q4 ‘21-’20	2021-2020	Q4 ‘21-‘20	2021-2020
	($ in thousands)
Wholesale:
Americas	$201,100	$134,671	$727,264	$390,930	49.3%	86.0%	49.4%	86.1%
Asia Pacific	26,237	23,712	184,335	133,416	10.6%	38.2%	13.1%	34.3%
EMEA	39,752	31,902	262,395	168,410	24.6%	55.8%	29.2%	50.4%
Other businesses	13	57	87	163	(77.2)%	(46.6)%	(77.2)%	(46.6)%
Total wholesale	267,102	190,342	1,174,081	692,919	40.3%	69.4%	41.5%	67.4%
Direct-to-consumer:
Americas	267,916	175,587	879,748	472,683	52.6%	86.1%	52.5%	85.7%
Asia Pacific	30,852	28,067	165,825	145,099	9.9%	14.3%	13.6%	9.8%
EMEA	20,756	17,510	93,762	75,250	18.5%	24.6%	22.2%	22.2%
Total direct-to-consumer	319,524	221,164	1,139,335	693,032	44.5%	64.4%	45.2%	62.9%
Total revenues	$586,626	$411,506	$2,313,416	$1,385,951	42.6%	66.9%	43.5%	65.2%
Total by segment:
Americas	$469,016	$310,258	$1,607,012	$863,613	51.2%	86.1%	51.2%	85.9%
Asia Pacific	57,089	51,779	350,160	278,515	10.3%	25.7%	13.5%	21.5%
EMEA	60,508	49,412	356,157	243,660	22.5%	46.2%	26.8%	41.7%
Other businesses	13	57	87	163	(77.2)%	(46.6)%	(77.2)%	(46.6)%
Total revenues	$586,626	$411,506	2,313,416	$1,385,951	42.6%	66.9%	43.5%	65.2%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Reconciliation of GAAP Measures to Non-GAAP Measures” for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS

	September 30, 2021	Opened	Closed/Transferred	December 31, 2021
Operating segment:
Americas	164	9	—	173
Asia Pacific	154	4	5	153
EMEA	46	1	—	47
Total	364	14	5	373

	December 31, 2020	Opened	Closed/Transferred	December 31, 2021
Operating segment:
Americas	165	9	1	173
Asia Pacific	137	23	7	153
EMEA	49	1	3	47
Total	351	33	11	373

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE AND DIRECT-TO-CONSUMER COMPARABLE SALES

Digital sales, which includes sales through our company-owned website, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Digital sales as a percent of total revenues (1):
Americas	38.9%	37.9%	33.5%	38.5%
Asia Pacific	37.0%	40.2%	37.1%	39.2%
EMEA	53.5%	59.8%	50.7%	54.8%
Global	40.3%	40.8%	36.7%	41.5%
(1)  The 2020 digital sales percentages were impacted to some extent by the COVID-19 pandemic, which increased digital penetration when brick-and-mortar stores were closed during such time-frame. Nonetheless, we expect digital sales to continue to increase going forward.

Direct-to-consumer (“DTC”) comparable sales by reportable operating segment are as follows:

	Constant Currency (1)
	Three Months Ended December 31,
	2021	2020
DTC comparable sales (includes retail and e-commerce): (2)
Americas	52.5%	84.4%
Asia Pacific	9.5%	4.5%
EMEA	23.4%	33.3%
Global	44.9%	63.8%
(1)  Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” for more information.
(2)  Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. As a result of temporary store closures across the globe due to COVID-19, primarily in the year ended December 31, 2020, we have not presented direct-to-consumer comparable sales for the years ended December 31, 2021 and 2020.